                                                                    Exhibit 10.5

                                      *** TEXT OMITTED AND FILED SEPARATELY
                                          CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(3),
                                          200.80(b)(4) AND 230.406

                               Amendment Number 1

    ORBCOMM CONCEPT DEMONSTRATION COMMUNICATION PAYLOAD PROCUREMENT AGREEMENT
          B10LG1192 dated 3 November 2004 (THE "PROCUREMENT AGREEMENT")

This Amendment to the Procurement Agreement (this "Amendment") is made and entered into as of the 21st day of April, 2006 between ORBCOMM Inc, a Delaware corporation ("ORBCOMM") with its principal place of business located at 21700 Atlantic Boulevard, Dulles, VA 20166 and Orbital Sciences Corporation, a Delaware corporation ("Orbital") with its principal place of business located at 21839 Atlantic Boulevard, Dulles, Virginia 20166 and constitutes the exercise Option A of the Procurement Agreement, as modified herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Procurement Agreement. References herein to the Procurement Agreement shall be deemed to include all Exhibits thereto provided that each of Exhibits A (Specifications), B (Statement of Work), C (Key Personnel) and E (Milestone Payments and T&M Billing Rates) are, for purposes hereof, replaced in their entirety by Exhibits A-1, B-1, C-1 and E-1 hereto and references herein and in the Procurement Agreement to these Exhibits shall be deemed to refer to such revised Exhibits. This Amendment becomes effective on the date both parties have signed this Amendment and the amount of the first Milestone Payment as defined in Exhibit E-1 is received from ORBCOMM (the "Effective Date" or "AED").

WITNESSETH

WHEREAS ORBCOMM wishes to procure from Orbital, and Orbital wishes to supply to ORBCOMM, six (6) additional Automatic Identification System (AIS) Signal payloads as set forth herein.

WHEREAS, ORBCOMM and Orbital have agreed to amend certain particulars of the Procurement Agreement as shall apply to this additional procurement.

NOW, THEREFORE, in consideration of the foregoing and for other valuable considerations the receipt and adequacy of which each party hereby acknowledges, the parties hereby agree as follows:

1. Additional Payloads. Orbital shall design, manufacture, test and deliver one
(1) payload (without antenna) engineering development unit (the "EDU Unit") and six (6) additional Automatic Identification System (AIS) Signal payloads (the "Additional Payloads") in accordance with the Statement of Work and Specifications attached hereto, including (without limitation) the delivery schedule set forth in Section 2.1.1 of the SOW (the "Delivery Schedule"). Except where expressly stated otherwise herein, references herein to the Additional Payloads shall be deemed to include the antenna subsystems associated therewith.

2. Price. The firm fixed price for the six (6) Additional Payloads, each with an additional SRX, shall total $17,000,000 (the "Price"), which ORBCOMM shall pay Orbital, in accordance with Exhibit E-1 of this Amendment. Orbital acknowledges and agrees that it shall provide all associated deliverables, including the EDU Unit, documentation, and services, as specified in the Procurement Agreement, this Amendment, and the SOW without additional charge, except if and to the extent that a particular task is expressly stated as being subject to additional payment for time and material expenses. Completion of the payment milestones with respect to the Additional Payloads is set forth on Exhibit E-1 hereto (the "AP Milestones"). Completion of AP Milestones shall be determined as described in Section 5.3 of the Procurement Agreement.

3. Price Adjustments. Without prejudice to any other applicable rights and remedies under the Procurement Agreement, the following price adjustments shall apply to the Additional Payloads:

     (i) Late Delivery. If one or more of the Additional Payloads is not delivered in accordance with the requirements of this Amendment within fourteen
(14) months of the Effective Date plus sixty (60) days grace period (no penalty shall be incurred in the grace period) for the Additional Payloads (less the antenna subsystem) and fourteen (14) months plus ninety (90) days grace period for the antenna subsystem associated therewith, starting on the first day after such applicable grace period has been exhausted, Orbital shall pay ORBCOMM liquidated delay damages of [***]% ($[***]) per day for each Additional Payload that has not been so delivered for each day of delay, up to a total amount not to exceed [***] percent ([***]%) of the Price ($[***]) and not to exceed $[***] per day and inclusive of the penalties described in clause 3.(iv) below.

     (ii) On Time or Early Delivery. If the EDU Unit and all of the Additional Payloads are delivered in accordance with the requirements of this Amendment by the date specified in the Delivery Schedule, ORBCOMM shall pay Orbital a single on-time delivery incentive of 1.2% of the Price ($204,000). In addition, if all of the Additional Payloads are so delivered on time, for each day that the Additional Payloads are so delivered early, ORBCOMM shall pay Orbital 0.01% of Price ($1700) per day of early delivery, up to a total amount not to exceed $100,000 for such early delivery (for all Additional Payloads combined).

     (iii) Calculation of On-time, Late and Early Delivery. Timely delivery of an Additional Payload shall require the timely delivery of both the payload unit (without the antenna) and the associated antenna (A) within fourteen (14) months of the Effective Date plus sixty (60) days grace period for the Additional Payloads (less the antenna subsystem) and fourteen (14) months plus ninety (90) days grace period for the antenna subsystem associated therewith, for purposes of clause 3(i) above and (B) in accordance with the Delivery Schedule for purposes of clause 3(ii) above. For purposes of calculating late delivery penalties, however, late deliveries of separate items associated with the same Additional Payload shall be determined by the greatest lateness of any single item, but shall not be additive. For example, if the first flight

Additional Payload (less the antenna subsystem) is delivered seventy-five (75) days late, and the first flight antenna subsystem is delivered one hundred (100) days late, the late charge shall be calculated on the basis that the first Additional Payload was delivered seventy-five (75) days late, or fifteen (15) days worth of late charges.

          Conversely, for purposes of calculating early delivery incentives, the least early item associated with a particular Additional Payload shall be controlling. Accordingly, if the EDU is delivered twenty (20) days early; the first flight payload (less antenna) is delivered ten (10) days early, and the first flight antenna is delivered five (5) days early (and assuming all the Additional Payloads were delivered on time), the early delivery incentive shall be calculated on the basis of the first Additional Payload having been delivered five (5) days early.

          If and to the extent that a delay in delivery is excused by force majeure then Orbital shall not be responsible for late charges under clause 3(i) above for the period of such force majeure delay. The time required for delivery in order for Orbital to achieve on-time or early delivery incentives under clause 3(ii) above shall, however, not be extended by force majeure delays.

     (iv) Power and Weight. If ORBCOMM agrees to accept Additional Payloads that exceed the maximum operating power and/or weight limits set forth in the Specifications, then Orbital shall pay ORBCOMM as compensation therefor, $10,000 per Kg in excess of 20.31 Kg (inclusive of 1kg grace) for the total Additional Payload mass as set forth in Section 4.5.4 of the Specifications and $10,000 per 5 watts in excess of 120 watts (inclusive of 5 watts grace) of total Additional Payload power as set forth in Section 4.5.5 of the Specifications, in each case per Additional Payload, and in each case pro rated for partial amounts in excess of such maximum weight and/or power. The maximum payment that shall be paid for exceeding the power and/or weight limits shall not exceed $100,000.

     (v) Additional Environmental Testing of the Integrated Flight Payloads. If ORBCOMM directs (in writing) Orbital to perform the additional environmental testing for flight payloads as set forth in Section 6.3.2.2 of the SOW, ORBCOMM shall pay Orbital an additional amount of $94,000 for the first Additional Payload so tested at ORBCOMM's direction and an amount of $26,000 for each subsequent Additional Payload thereafter. In addition, Orbital shall be allowed up to fourteen (14 days of schedule relief as necessary to accomplish such testing. ORBCOMM's direction for this additional testing must be received within six (6) months after the Effective Date.

     (vi) Time and Material Charges. All time and material charges, if applicable, shall be calculated in accordance with Exhibit E-1 hereto. Where insofar in this regard it becomes necessary to calculate "costs," costs shall be limited to reasonable, out of pocket, and documented costs actually incurred, and only insofar as the costs exceed the cost that would have had to been incurred by Orbital in any event without additional charge.

     (vii) Holdback Charge. As shown in Exhibit E-1, four percent (4%) of the Price ($680,000) (the "Holdback Amount") shall be held back by ORBCOMM until one-year (12 months) after the successful completion of payload IOT for the Additional Payloads. Said Holdback Amount shall be paid by ORBCOMM to Orbital if all of the Additional Payloads are successfully operating in accordance with their Specifications on said first anniversary date. In order to holdback such amounts, ORBCOMM shall, not later than thirty (30) days prior to launch, deliver to ORBITAL a performance bond or letter of credit to receive such payment, failing which ORBCOMM shall make the Holdback Payment to Orbital or a mutually agreeable third party escrow agent at that time, but subject to refund by Orbital (or release to ORBCOMM by such escrow agent), on a pro rata basis, if one or more of the Additional Payloads are not so successfully operating on said first anniversary date.

4. Additional Options. ORBCOMM shall have the option to require Orbital to manufacture, test and deliver to ORBCOMM up to two (2) Additional Payloads (in addition to those delivered pursuant to clause 1 above) in accordance with the SOW and the Specifications (the "Optional Payloads"). The firm fixed price for each Optional Payload, each with an additional SRX, shall be $2,200,000. Delivery of each Optional Payload(less the antenna subsystem) will be fourteen
(14) months (plus sixty (60) days grace period) and fourteen (14) months (plus ninety (90) days grace period) for the antenna subsystem associated therewith, after ORBCOMM's written direction is received exercising this option and the first milestone payment for each Optional Payload in the amount of $200,000 is received. The payment schedule for the Optional Payloads shall correspond as closely as possible (in terms of time and percentage of total price) to the AP Milestones set forth on Exhibit E-1. This option must be exercised, if at all and at ORBCOMM's sole discretion, no later than three (3) months after the Effective Date with respect to each Additional Option. This option may be exercised by ORBCOMM in whole or in part. Except as specified above, all references herein to Additional Payloads shall be deemed to include the Optional Payloads to the extent this option is exercised by ORBCOMM.

5. Taxes, Delivery, Title. Orbital shall be responsible for all United States (including political subdivisions) tax payments, liabilities, or claims required by present or future laws and regulations. ORBCOMM shall be responsible for all non-U.S. (including political subdivisions) taxes, liabilities, or claims, and any customs duties, if any, levied upon or measured by the sale, the sales price, or the use of the equipment deliverable under this Amendment required by present or future laws and regulations. Transfer of title to each deliverable item will pass to ORBCOMM prior to each deliverable item entering non-U.S. territory and after each deliverable item leaves the United States. Orbital shall agree to make reasonable changes in the Procurement Agreement and this Amendment, such as modifying the place of delivery and/or delaying the passage of title, as ORBCOMM may request in writing, in order to improve the tax efficiencies with respect to the Additional Payloads, provided that any such change shall be economically neutral to Orbital. ORBCOMM shall indemnify and hold harmless Orbital from and against any damages as a result of Orbital holding title to any Additional Payloads following delivery thereof to the shipper at Orbital's facility.

6. Payment Terms and Invoicing. Section 5.1 - Invoicing of the Procurement Agreement is hereby amended to add the following after the second sentence: " Payments shall be due net 10 days for those payments defined in Exhibit E-1".

7. Insurance. Orbital shall, at ORBCOMM's request, provide reasonable assistance to ORBCOMM, in seeking to obtain launch and/or in-orbit insurance and/or in pursuing any claim thereunder, including participating in a reasonable number of technical presentations to insurers and providing such documentation as may be reasonably requested.

8. Corrections. The fourth sentence of Section 6.2 of the Procurement Agreement is hereby amended to be consistent with the last sentence of Section 6.3(a), ..i.e., the decision as to how corrections shall be mutually agreed by ORBCOMM and Orbital. In addition, if integration testing reveals defects in the Additional Payloads resulting from a defect in workmanship or materials or noncompliance with the SOW or Specifications, Orbital shall be responsible, at its own expense, for the timely repair and correction of the Additional Payloads, if practical at the facility of the integrator (with the time spent by its personnel not charged against then allocated time to ORBCOMM) and if not, at Orbital's facilities, with all transportation, insurance, and risk of loss in transit to and from the integrator's facilities and those of Orbital borne by Orbital. If such remedies are required, the elapsed time needed to remedy such defects or noncompliance shall be added to the actual delivery date to establish the delivery of such items for the purpose of calculating a revised delivery date for the purpose of assessing incentives and penalties. For example, if an Additional Payload is delivered in AED plus 330 days, such a defect or noncompliance is revealed in AED plus 360 days and remedied by AED plus 380 days, delivery shall have been deemed to occur on AED plus 350 days (i.e. 20 additional days) for the purpose of assessing incentives and penalties under clauses 3(i) and 3(ii) above.

9. Security Interest; Property Accounting; Source Code Escrow. As collateral for the timely performance by Orbital of its work hereunder, Orbital hereby grants to ORBCOMM a first priority security interest in the work and work in progress and any proceeds therefrom with respect to the Additional Payloads. ORBCOMM agrees to execute any release of such security interest when Orbital has transferred to it title to the Additional Payloads and all deliverables associated therewith. Orbital shall execute such documentation thereof as ORBCOMM may reasonably request. Supplies, prints, materials, components, subsystems, and systems as associated with such work shall be properly inventoried and identified as associated with such work in accordance with Orbital's normal inventory control practice, documentation of which shall be subject to inspection by ORBCOMM, and shall not be redeployed to other programs without ORBCOMM's consent.

     Orbital shall, in addition, contemporaneously with its entry into this Amendment, execute (as the "Depositor") and thereafter perform the obligations of a Depositor under the "Preferred Escrow Agreement" with Iron Mountain and ORBCOMM (as the "Preferred Beneficiary"), attached hereto as Exhibit G. ORBCOMM agrees that it shall pay Iron Mountain's fees under the Preferred Escrow Agreement. Subject to

ORBCOMM's obligation to pay Iron Mountain's fees, Orbital agrees that ORBCOMM shall have the right to adjust the level of work to be performed by Iron Mountain and/or terminate the Preferred Escrow Agreement in accordance with its terms and Orbital shall execute and deliver such instructions to Iron Mountain as ORBCOMM may reasonably request to reflect ORBCOMM's decisions in this regard.

10. Legal Compliance. Each Party shall comply with all applicable laws and regulations with respect to the performance of this Amendment.

11. Specific Performance. Nothing in the Procurement Agreement or this Amendment shall be deemed to bar either party from seeking specific performance of the other party's obligations hereunder.

12. Force Majeure. The force majeure provision of the Procurement Agreement is hereby replaced with the following:

"Section 12.2 Force Majeure. Neither party shall be responsible for failure or delay in performance or delivery if such failure or delay is the result of an act of God, terrorism, riot, or other hostilities, act of the public enemy, embargo, governmental act, orders or regulations, fire, war, riot, strikes, hurricane or other catastrophic weather condition, delay of spacecraft bus for integration, delay of launch or other cause of a similar nature that is beyond the control of such party claiming force majeure. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect an extension in the period of performance and/or time of delivery necessitated by such circumstances. Failure to agree on an equitable extension shall be considered a dispute and resolved in accordance with Section 12.3 hereof. Any failure or delay that could have been avoided or greater minimized by the exercise of commercially reasonable diligence and care (including work around solutions to minimize the effect of a force majeure event)."

13. Key Personnel. Exhibit C to the Procurement Agreement is hereby updated as it relates to the work to be performed for the Additional Payloads by Exhibit C-1 hereto.

14. Public Announcement. Except as may be required by applicable laws, neither party will make a public announcement regarding this Amendment without the approval of the other party, which approval will not be unreasonably withheld.

15. Statement of Work. A revised Statement of Work ("SOW") with respect to the Additional Payloads and all associated deliverables, documentation and services is attached hereto as Exhibit B-1.

16. Specifications. Revised Specifications ("Specifications") with respect to the Additional Payloads and all associates deliverables, documentation and services are attached hereto as Exhibit A-1.

17. Rights and Obligations under Procurement Agreement. Except insofar as the terms and conditions of the Procurement Agreement, including all associated exhibits, may be expressly in conflict with the terms and conditions of this Amendment, the terms and conditions of such Procurement Agreement (also sometimes internally referenced therein) shall remain in full force and effect and apply, in context, to the parties' rights and obligations vis-a-vis the Additional Payloads. In the event of any inconsistency or contradiction between the terms of this Amendment and the Procurement Agreement, the provisions of this Amendment shall prevail and control. On and after the date hereof each reference in the Procurement Agreement to (a) "this Agreement", "this order", "herein", or words of like import shall mean and be a reference to the Procurement Agreement as amended hereby; (b) "Milestone(s)" shall mean "AP Milestone(s)" for purposes of the AP Milestones; and (c) "Payload" (including without limitation in both clauses (a) and (b) of Section 2.4 of the Procurement Agreement) shall be deemed to refer to each Additional Payload.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

ORBITAL SCIENCES CORPORATION


By: /s/ R.A. Wolak
    ---------------------------------
Name: R. A. Wolak
Title: Director, Contracts


ORBCOMM Inc.


By: /s/ Jerry Eisenberg
    ---------------------------------
Name: Jerry Eisenberg
Title: Chief Executive Officer

                                     ORBCOMM
                       QUICK LAUNCH PAYLOAD SPECIFICATION

                                   ORBCOMM LLC

                            21700 Atlantic Boulevard
                         Dulles, Virginia 20166, U.S.A.

                                                     Signature           Date:
                                                     ---------           -----


Prepared   Gene. Fujii

By:        Manager Spacecraft Development
                                                -------------------   ----------


Approved   Tony Robinson

By:        VP, Space Segment
                                                -------------------   ----------


Approved   John Stolte

By:        EVP, Technology & Operations
                                                -------------------   ----------


Approved   Tim Maclay

By:        VP, System Engineering
                                                -------------------   ----------


Approved   Dean Brickerd

By:        VP, Sales and Product Engineering
                                                -------------------   ----------


Approved   Mike Lord

By:        VP, Gateway Engineering
                                                -------------------   ----------


Approved   Chuck Rose

By:        Senior Manager, Network Operations
                                                -------------------   ----------

                           Issue Date: April 21, 2006

Quick Launch Payload Specification

                            EXPORT CONTROL STATEMENT

The contents of this document, in whole or in part, shall not be exported from the United States, which export shall include, but not be limited to, transmittal to any non-U.S. citizen wherever said person is located, except in accordance with all United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations. Diversion, re-export or transshipment of the contents of this document, in whole or in part, contrary to U.S. law is also strictly prohibited.

                                      [***]

                               [52 pages omitted]

                                     ORBCOMM
                              QUICK LAUNCH PAYLOAD

                                    STATEMENT
                                       OF
                                      WORK

                                   ORBCOMM LLC
                            21700 Atlantic Boulevard
                         Dulles, Virginia 20166, U.S.A.

                                                  Signature            Date:
                                                  ---------            -----


Prepared   G. FUJII

By:        MANAGER SPACECRAFT DEVELOPMENT
                                            --------------------   -------------


Approved   T. ROBINSON

By:        VP SPACE SEGMENT
                                            --------------------   -------------


Approved   J. STOLTE

By:        EVP TECHNOLOGY AND OPERATIONS
                                            --------------------   -------------

                           Issue Date: April 21, 2006

                                                              (ORBCOMM (R) LOGO)
                                                         GLOBAL DATA & MASSAGING

                          ORBCOMM QUICK LAUNCH PAYLOAD

                                    STATEMENT
                                       OF
                                      WORK

                                   ORBCOMM LLC

                            21700 Atlantic Boulevard
                         Dulles, Virginia 20166, U.S.A.

                           Issue Date: April 21, 2006

ORBCOMM Quick Launch Payload
Statement of Work

                            EXPORT CONTROL STATEMENT

The contents of this document, in whole or in part, shall not be exported from the United States, which export shall include, but not be limited to, transmittal to any non-U.S. citizen wherever said person is located, except in accordance with all United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations. Diversion, re-export or transshipment of the contents of this document, in whole or in part, contrary to U.S. law is also strictly prohibited.

                                      [***]

                               [46 pages omitted]

                                    Exhibit C
                                  Key Personnel

The following individuals will be assigned to the Quick Launch Program in accordance with the provisions of Section 12.0

Program Manager   Robert Lockwood

Technical Manager Thierry Guichon

                                   Exhibit E-1

                                      [***]

                               [2 pages omitted]